Exhibit T-1.1
State of New York
Banking Department
     I, DAVID S. FREDSALL, Deputy Superintendent of Banks of the State of New York, DO HEREBY APPROVE the annexed certificate entitled “AMENDED AND RESTATED ORGANZIATION CERTIFICATE OF AMERICAN STOCK TRANSFER & TRUST COMPANY Under Section 8007 of the Banking Law,” dated September 22, 2005 providing for a change in the address of the corporation’s principal office, and to clarify the Company’s ability to administer common or collective trusts.
     Witness, my hand and official seal of the Banking Department at the City of New York, this third day of November in the Year of our Lord Two Thousand and Five.

/s/ David S. Fredsall
Deputy Superintendent of Banks

AMENDED AND RESTATED ORGANIZATION CERTIFICATE
OF AMERICAN STOCK TRANSFER & TRUST COMPANY
UNDER SECTION 8007 OF THE BANKING LAW
     We, the undersigned, MICHAEL KARFUNKEL and CLARA KARFUNKEL, being respectively the President and Secretary of American Stock Transfer & Trust Company, do hereby certify that:
     1. The name of the corporation is “American Stock Transfer & Trust Company.” The name under which the corporation was originally formed was “American Trust Company.” The name of the corporation was changed from “American Trust Company” to “American Stock Transfer & Trust Company” by a Certificate of Amendment of the Organization Certificate effective December 28, 1987.
     2. The Organization Certificate of the corporation was approved by the Office of the Superintendent of Banks of the State of New York on October 1, 1987, a Certificate of Amendment of the Organization Certificate of the corporation was approved by the Office of the Superintendent of Banks of the State of New York on December 28, 1987, a Restated Organization Certificate of the corporation was approved by the Office of the Superintendent of Banks of the State of New York on April 13, 1988; and an Amended and Restated Organization Certificate of the corporation was approved by the Office of the Superintendent of Banks of the State of New York on January 13,1992.
     3. The Organization Certificate of the corporation, as heretofore amended and restated, is hereby amended to reflect (i) a change in the address of the corporation’s principal office consistent with a change of location previously approved by the Office of the Superintendent of Banks of the State of New York on August 15, 2000 pursuant to Section 113 of the Banking Law, as set forth in Article SECOND, and (ii) a change to its business, affairs, rights and powers pursuant to Section 8001(2)(1) of the Banking Law, as set forth in Article SEVENTH, and, as so amended, the Organization Certificate of the corporation is hereby restated to read as herein set forth in full:
     “FIRST: The name of the corporation is American Stock Transfer & Trust Company.
     “SECOND: The place where its principal office is located is 59 Maiden Lane, Borough of Manhattan, City, County and State of New York.
     “THIRD: The amount of the authorized capital stock of the corporation is Six Hundred Thousand Dollars ($600,000), and the number of shares into which such capital stock is divided is 1,000 shares, with a par value of $600 each.
     “FOURTH: All of the shares of capital stock of the corporation are classified as common shares.

     “FIFTH: The term of existence of the corporation is to be perpetual.
     “SIXTH: The number of directors of the corporation shall not be less than seven and not more than fifteen.
     “SEVENTH: The corporation is to exercise the powers conferred by Section 100 of the Banking Law, including corporate trust powers; personal trust powers; pension trust powers for tax qualified, pension trusts and retirement plans; and common or collective trust powers; provided, however, that the corporation shall neither accept deposits nor make loans except for deposits and loans arising directly from the exercise of its fiduciary powers as specified in this Article SEVENTH.”
     4. The foregoing Amended and Restated Organization Certificate was authorized by the unanimous written consent of the shareholders of the corporation.
     IN WITNESS WHEREOF, the undersigned have subscribed this Amended and Restated Certificate this 22nd day of September, 2005.

/s/ Michael Karfunkel
Michael Karfunkel,
President

/s/ Clara Karfunkel
Clara Karfunkel,
Secretary